Exhibit 4
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                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                             120 BROADWAY              177 MADISON AVENUE
                                                  MORRISTOWN, NEW JERSEY 07960
WRITER'S DIRECT DIAL   NEW YORK, NEW YORK 10271          (973) 538-5600
                              ____________              FAX: (973) 538-6448

                            (212) 238-3000         1351 WASHINGTON BOULEVARD
                              ____________                  2ND FLOOR
                                                STAMFORD, CONNECTICUT 06902-4543
                         FAX: (212) 238-3100             (203) 425-1400
                     http://www.emmetmarvin.com        FAX: (203) 425-1410

                                December 30, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

      Re: American Depositary Receipts for Common Shares of Digiwave Technologies Inc.
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Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for common shares of Digiwave Technologies Inc., for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                               Very truly yours,

                                               /s/ Emmet, Marvin & Martin LLP
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                                               EMMET, MARVIN & MARTIN, LLP